Exhibit 99.2
MERCK & CO., INC.
FRANCHISE / KEY PRODUCT SALES (1) — GAAP TO SUPPLEMENTAL COMBINED NON-GAAP RECONCILIATION
(AMOUNTS IN MILLIONS)
The following Table reflects Supplemental Combined Non-GAAP sales which are adjusted to reflect the periods presented of Merck and Schering-Plough combined results as if the merger closed as of January 1, 2008.

							Supp. Comb. %
			Supp. Comb.			Supp. Comb.	Change 4Q09 &
	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment	Non-GAAP	1Q10 vs 4Q08 &
	4Q09 & 1Q10	4Q09 & 1Q10	4Q09 & 1Q10	4Q08 & 1Q09	4Q08 & 1Q09	4Q08 & 1Q09	1Q09
TOTAL GLOBAL HUMAN HEALTH (2)	18,866	1,733	20,598	10,556	8,620	19,177	7

Bone, Resp., Imm., & Dermatology
Singulair	2,425		2,425	2,180		2,180	11
Remicade	1,105	205	1,309		1,009	1,009	30
Nasonex	485	121	606		586	586	3

Cardiovascular
Zetia/Vytorin	1,793	409	2,202	37	2,075	2,112	4
Zetia	933	215	1,148	3	1,065	1,068	7
Vytorin	860	194	1,054	34	1,009	1,044	1

Diabetes & Obesity
Januvia/Janumet	1,472		1,472	1,072		1,072	37
Januvia	1,069		1,069	824		824	30
Janumet	403		403	248		248	62

Infectious Disease
Isentress	466		466	278		278	68

Mature Brands
Cozaar / Hyzaar	1,737		1,737	1,721		1,721	1

Oncology
Temodar	462	103	565		489	489	16

Vaccines
ProQuad, M-M-R II and Varivax	652		652	547		547	19
Gardasil	510		510	548		548	-7

ANIMAL HEALTH	1,203	265	1,468		1,295	1,295	13

CONSUMER CARE (2)	528	83	611		603	603	1

(1)	Only select products are shown. Sales reflect the then current foreign exchange rates.

(2)	Global Human Health includes worldwide prescription pharmaceutical sales and consumer product sales excluding the US and Canada. Consumer Care includes US and Canada consumer product sales.
Note: The Company is providing Supplemental Combined Non-GAAP sales to reflect the revenues of the company’s product sales on a comparable basis to periods prior to the merger. Merck has defined Supplemental Combined Non-GAAP sales as GAAP sales adjusted to reflect the periods presented of Merck and Schering-Plough performance as if the merger closed at the beginning of the periods indicated in this table. This supplemental information is provided to enhance investors’ understanding of the company’s sales performance. This information should be considered in addition to, but not in lieu of, sales reported in accordance with GAAP.